Exhibit 1.01

SMITH & WESSON BRANDS, INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD

JANUARY 1, 2025 TO DECEMBER 31, 2025

INTRODUCTION

This Conflict Minerals Report for Smith & Wesson Brands, Inc. (“SWBI,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2025 to December 31, 2025, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

SWBI is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. We also provide forging and machining services to third parties.

A copy of our Conflict Mineral Policy is available on our website at https://ir.smith-wesson.com/corporate-governance/conflict-minerals.

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2025 to December 31, 2025 in accordance with the Rule, the instructions to Form SD and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, we undertook due diligence to determine the source of origin of any necessary conflict minerals used in products we manufacture or contract to manufacture. In conducting due diligence, we implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Third Edition OECD 2016) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable, for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We do not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;

2.	establish management systems for supply chain due diligence and reporting compliance;

3.	identify and assess conflict minerals content in our supply chain;

4.	identify and mitigate any risk for potential non-compliance with the Rule; and

5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Our due diligence measures for the applicable reporting period included the following activities:

1.

We updated our product taxonomy for the products that were subject to reporting in the applicable reporting period, and reviewed additions with our appropriate personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.

We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin and (iv) its mine of origin. A list of smelters identified to date, and associated information, is provided as Attachment A.

3.

Where possible, we try to leverage the due diligence conducted on smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and its Responsible Minerals Assurance Process (the “RMAP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the RMAP. The RMAP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries.

Determination; Continuing Mitigation Efforts

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of our products, we have been unable to identify all smelters, refiners in our supply chain and the ultimate source of origin of such minerals. Our efforts to identify and mitigate risks in our supply chain and to obtain complete information from our upstream are necessarily dependent upon the willingness of our supply chain participants to cooperate and assist in this endeavor and there can be no guarantee that we will be able to obtain adequate and reliable information upon which to base our analysis.

Attachment

SMELTER DETAILS

Smelter Name	Smelter Country	3TG
Operaciones Metalurgicas S.A.	BOLIVIA	Tin

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin

Agosi AG	GERMANY	Gold

Melt Metais e Ligas S.A.	BRAZIL	Tin

SEMPSA Joyeria Plateria S.A.	SPAIN	Gold

Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum

Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Gold

Xiamen Tungsten Co., Ltd.	CHINA	Tungsten

Aida Chemical Industries Co., Ltd.	JAPAN	Gold

D Block Metals, LLC	USA	Tantalum

Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum

Gold Corporation - The Perth Mint	AUSTRALIA	Gold

Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin

Metallic Resources, Inc.	USA	Tin

Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten

Dowa	JAPAN	Gold

Mineracao Taboca S.A.	BRAZIL	Tin

TANIOBIS Co., Ltd.	THAILAND	Tantalum

MKS PAMP SA	SWITZERLAND	Gold

O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin

JX Advanced Metals Corporation	JAPAN	Gold

Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum

Thaisarco	THAILAND	Tin

O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin

PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold

China Molybdenum Tungsten Co., Ltd.	CHINA	Tungsten

White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Tin

Mineracao Taboca S.A.	BRAZIL	Tantalum

Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Tin

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold

Yokohama Metal Co., Ltd.	JAPAN	Gold

Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold

Eco-System Recycling Co., Ltd. East Plant	JAPAN	Gold

Argor-Heraeus S.A.	SWITZERLAND	Gold

TANIOBIS GmbH	GERMANY	Tantalum

Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Tungsten

Niagara Refining LLC	USA	Tungsten

Mitsubishi Materials Corporation	JAPAN	Tin

Global Advanced Metals Boyertown	USA	Tantalum

Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin

Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten

Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Gold

Dowa	JAPAN	Tin

Heimerle + Meule GmbH	GERMANY	Gold

Metalor Technologies S.A.	SWITZERLAND	Gold

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Tin

ASAHI METALFINE, Inc.	JAPAN	Gold

TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tantalum

TANIOBIS Japan Co., Ltd.	JAPAN	Tantalum

Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold

Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold

Global Advanced Metals Aizu	JAPAN	Tantalum

PT Artha Cipta Langgeng	INDONESIA	Tin

PT Premium Tin Indonesia	INDONESIA	Tin

Shandong Gold Smelting Co., Ltd.	CHINA	Gold

Valcambi S.A.	SWITZERLAND	Gold

Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Tin

Aurubis Berango	SPAIN	Tin

Asahi Refining USA Inc.	USA	Gold

Royal Canadian Mint	CANADA	Gold

Japan New Metals Co., Ltd.	JAPAN	Tungsten

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold

Resind Industria e Comercio Ltda.	BRAZIL	Tin

Advanced Chemical Company	USA	Gold

Wolfram Bergbau und Hutten AG	AUSTRIA	Tungsten

Kennecott Utah Copper LLC	USA	Gold

Heraeus Metals Hong Kong Ltd.	CHINA	Gold

Yamakin Co., Ltd.	JAPAN	Gold

PT Prima Timah Utama	INDONESIA	Tin

Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold

Minsur	PERU	Tin

XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Tantalum

PT Timah Tbk Kundur	INDONESIA	Tin

Rui Da Hung	TAIWAN	Tin

PT Timah Tbk Mentok	INDONESIA	Tin

Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	Gold

H.C. Starck Tungsten GmbH	GERMANY	Tungsten

EM Vinto	BOLIVIA	Tin

United Precious Metal Refining, Inc.	USA	Gold

Chimet S.p.A.	ITALY	Gold

Asia Tungsten Products Vietnam Ltd.	VIETNAM	Tungsten

Fenix Metals	POLAND	Tin

JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum

Aurubis Beerse	BELGIUM	Tin

Telex Metals	USA	Tantalum

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten

Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum

Tokuriki Honten Co., Ltd.	JAPAN	Gold

Solar Applied Materials Technology Corp.	TAIWAN	Gold

Asaka Riken Co., Ltd.	JAPAN	Gold

PX Precinox S.A.	SWITZERLAND	Gold

Kennametal Huntsville	USA	Tungsten

Glencore Canada Corporation - CCR Refinery	CANADA	Gold

Materion	USA	Gold

CV Ayi Jaya	INDONESIA	Tin

AMG Brasil	BRAZIL	Tantalum

Abington Reldan Metals, LLC	USA	Gold

Heraeus Germany GmbH Co. KG	GERMANY	Gold

Alpha Assembly Solutions Inc	USA	Tin

PT ATD Makmur Mandiri Jaya	INDONESIA	Tin

Global Tungsten & Powders LLC	USA	Tungsten

Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten

Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Tantalum

Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold

Taki Chemical Co., Ltd.	JAPAN	Tantalum

C. Hafner GmbH + Co. KG	GERMANY	Gold

Matsuda Sangyo Co., Ltd.	JAPAN	Gold

PT Bangka Prima Tin	INDONESIA	Tin

Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum

PT Panca Mega Persada	INDONESIA	Tin

Luna Smelter, Ltd.	RWANDA	Tin

Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum

TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tungsten

Asahi Refining Canada Ltd.	CANADA	Gold

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin

Umicore Precious Metals Thailand	THAILAND	Gold

Mitsubishi Materials Corporation	JAPAN	Gold

Materion Newton Inc.	USA	Tantalum

Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold

F&X Electro-Materials Ltd.	CHINA	Tantalum

Nihon Material Co., Ltd.	JAPAN	Gold

Masan High-Tech Materials	VIETNAM	Tungsten

Jiangxi Copper Co., Ltd.	CHINA	Gold

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin

China Tin Group Co., Ltd.	CHINA	Tin

Boliden Mineral AB (Ronnskar)	SWEDEN	Gold

Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold

PT Mitra Stania Prima	INDONESIA	Tin

A.L.M.T. Corp.	JAPAN	Tungsten

Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold

Aurubis AG	GERMANY	Gold

Kojima Chemicals Co., Ltd.	JAPAN	Gold

Istanbul Gold Refinery	TURKEY	Gold

LS MnM Inc.	KOREA, REPUBLIC OF	Gold

Hunan Jintai New Material Co., Ltd.	CHINA	Tungsten

FIR Metals & Resource Ltd.	CHINA	Tantalum

Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold

Metalor USA Refining Corporation	USA	Gold

Metalor Technologies (Suzhou) Ltd.	CHINA	Gold

Global Tungsten & Powders LLC	USA	Tungsten

Wolfram Bergbau und Hutten AG	AUSTRIA	Tungsten

H.C. Starck Tungsten GmbH	GERMANY	Tungsten

Kennametal Huntsville	USA	Tungsten

Masan High-Tech Materials	VIETNAM	Tungsten